Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2018

•	Revenues for Q2 2018 of $761 million
•	Gross Margin Q2 of 29.9%
•	Operating Margin Q2 of 16.2%
•	EPS Q2 of $0.65
•	Adjusted EPS Q2 of $0.54
•	Guidance for Q3 2018 for revenues of $755 to $795 million and gross margins of 29.0% to 30.0% at Q2 exchange rates
•	Distribution: point of sales Q2 14% over prior year and inventory turns of 3.7
•	Repatriated $274 million and paid $92 million of related foreign taxes
•	Cash from operations for trailing twelve months Q2 of $279 million and capital expenditures of $198 million
•	Both Q2 and trailing twelve months Q2 cash from operations include $106 million of cash taxes paid related to US Tax Reform and cash repatriation

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended June 30, 2018.

Revenues for the fiscal quarter ended June 30, 2018 were $761.0 million, compared to $716.8 million for the fiscal quarter ended March 31, 2018, and $643.2 million for the fiscal quarter ended July 1, 2017.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended June 30, 2018 were $103.1 million, or $0.65 per diluted share, compared to $62.4 million, or $0.39 per diluted share for the fiscal quarter ended March 31, 2018, and $56.2 million, or $0.36 per diluted share for the fiscal quarter ended July 1, 2017.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Net earnings for the fiscal quarter ended June 30, 2018 have been favorably impacted by such items, primarily a change in deferred taxes related to special tax attributes of debt instruments which were repurchased during the quarter.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.54, $0.40, and $0.36 for the fiscal quarters ended June 30, 2018, March 31, 2018, and July 1, 2017, respectively.

Commenting on the results for the second quarter 2018, Dr. Gerald Paul, President and Chief Executive Officer, stated, "In the second quarter, Vishay again continued to enjoy excellent business conditions in virtually all markets and, again, Vishay's key markets of automotive and industrial show unbroken strength."

"As we announced earlier, we trust in an accelerated growth trend of our markets—in particular, the automotive and industrial end markets—for the years to come. We prepare ourselves by continuing to expand manufacturing capacities for our constrained key product lines while remaining careful in adding operational fixed costs."

Commenting on the outlook Dr. Paul stated, "Based on our ongoing capacity expansion and the number of working days in the quarter, we guide for the third quarter for revenues of $755 to $795 million and gross margins of 29.0% to 30.0% at the exchange rates for the second quarter."

A conference call to discuss Vishay's second quarter financial results is scheduled for Tuesday, August 7, 2018 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 2279867.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, August 7, 2018 through 11:59 p.m. ET on Tuesday, August 14, 2018. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 2279867.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, manufacturing capacities, customer confidence, anticipated growth areas for the company, global growth markets generally and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same;  changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	June 30, 2018	March 31, 2018	July 1, 2017*

Net revenues	$761,030	$716,795	$643,164
Costs of products sold	533,792	511,495	469,327
Gross profit	227,238	205,300	173,837
Gross margin	29.9%	28.6%	27.0%

Selling, general, and administrative expenses	103,945	101,238	88,351
Restructuring and severance costs	-	-	481
Operating income	123,293	104,062	85,005
Operating margin	16.2%	14.5%	13.2%

Other income (expense):
Interest expense	(8,372)	(7,677)	(7,076)
Other components of net periodic pension cost	(3,450)	(3,519)	(2,969)
Other	3,397	(847)	749
Loss on early extinguishment of debt	(17,309)	-	-
Total other income (expense) - net	(25,734)	(12,043)	(9,296)

Income before taxes	97,559	92,019	75,709

Income taxes	(5,703)	29,474	19,300

Net earnings	103,262	62,545	56,409

Less: net earnings attributable to noncontrolling interests	165	179	219

Net earnings attributable to Vishay stockholders	$103,097	$62,366	$56,190

Basic earnings per share attributable to Vishay stockholders	$0.71	$0.43	$0.38

Diluted earnings per share attributable to Vishay stockholders	$0.65	$0.39	$0.36

Weighted average shares outstanding - basic	144,382	144,327	146,381

Weighted average shares outstanding - diluted	157,657	159,502	155,300

Cash dividends per share	$0.0850	$0.0675	$0.0625

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	June 30, 2018	July 1, 2017*

Net revenues	$1,477,825	$1,247,965
Costs of products sold	1,045,287	912,379
Gross profit	432,538	335,586
Gross margin	29.3%	26.9%

Selling, general, and administrative expenses	205,183	181,053
Restructuring and severance costs	-	1,950
Operating income	227,355	152,583
Operating margin	15.4%	12.2%

Other income (expense):
Interest expense	(16,049)	(13,866)
Other components of net periodic pension cost	(6,969)	(5,859)
Other	2,550	353
Loss on early extinguishment of debt	(17,309)	-
Loss on disposal of equity affiliate	-	(7,060)
Total other income (expense) - net	(37,777)	(26,432)

Income before taxes	189,578	126,151

Income taxes	23,771	32,793

Net earnings	165,807	93,358

Less: net earnings attributable to noncontrolling interests	344	449

Net earnings attributable to Vishay stockholders	$165,463	$92,909

Basic earnings per share attributable to Vishay stockholders	$1.15	$0.63

Diluted earnings per share attributable to Vishay stockholders	$1.04	$0.60

Weighted average shares outstanding - basic	144,355	146,328

Weighted average shares outstanding - diluted	158,580	155,088

Cash dividends per share	$0.1525	$0.1250

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(Unaudited - in thousands)

	June 30, 2018	December 31, 2017*

Assets
Current assets:
Cash and cash equivalents	$1,007,056	$748,032
Short-term investments	142,690	547,136
Accounts receivable, net	395,745	340,027
Inventories:
Finished goods	138,745	127,272
Work in process	191,546	170,319
Raw materials	149,630	132,068
Total inventories	479,921	429,659

Prepaid expenses and other current assets	118,809	130,336
Total current assets	2,144,221	2,195,190

Property and equipment, at cost:
Land	86,919	92,285
Buildings and improvements	607,232	606,168
Machinery and equipment	2,438,523	2,415,769
Construction in progress	94,911	103,058
Allowance for depreciation	(2,330,960)	(2,311,522)
	896,625	905,758

Goodwill	147,645	142,742

Other intangible assets, net	70,599	69,754

Other assets	143,097	148,645
Total assets	$3,402,187	$3,462,089

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(Unaudited - in thousands)

	June 30, 2018	December 31, 2017*

Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$123	$4
Trade accounts payable	212,111	222,373
Payroll and related expenses	137,487	135,702
Other accrued expenses	161,986	154,230
Income taxes	39,065	50,226
Total current liabilities	550,772	562,535

Long-term debt less current portion	679,598	370,470
U.S. transition tax payable	151,200	151,200
Deferred income taxes	207,072	336,465
Other liabilities	79,925	75,249
Accrued pension and other postretirement costs	268,287	281,701
Total liabilities	1,936,854	1,777,620

Redeemable convertible debentures	79,544	252,070

Equity:
Vishay stockholders' equity
Common stock	13,212	13,188
Class B convertible common stock	1,210	1,213
Capital in excess of par value	1,593,942	1,752,506
Retained earnings (accumulated deficit)	(217,008)	(362,254)
Accumulated other comprehensive income (loss)	(7,418)	25,714
Total Vishay stockholders' equity	1,383,938	1,430,367
Noncontrolling interests	1,851	2,032
Total equity	1,385,789	1,432,399
Total liabilities, temporary equity, and equity	$3,402,187	$3,462,089

*Recast for the retrospective adoption of ASUs 2014-09 and 2017-07

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited - in thousands)
	Six fiscal months ended
	June 30, 2018	July 1, 2017

Operating activities
Net earnings	$165,807	$93,358
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	81,174	80,380
(Gain) loss on disposal of property and equipment	(2,242)	(51)
Accretion of interest on convertible debt instruments	2,964	2,444
Inventory write-offs for obsolescence	11,799	9,729
Loss on disposal of equity affiliate	-	7,060
Loss on early extinguishment of debt	17,309	-
Deferred income taxes	(25,669)	6,640
Other	4,148	2,579
U.S. transition tax	(14,400)	-
Repatriation taxes	(92,093)	-
Changes in operating assets and liabilities, net of effects of businesses acquired	(110,627)	(73,873)
Net cash provided by operating activities	38,170	128,266

Investing activities
Purchase of property and equipment	(76,646)	(49,067)
Proceeds from sale of property and equipment	8,378	1,288
Purchase of businesses, net of cash acquired	(14,880)	-
Purchase of short-term investments	(50,193)	(418,114)
Maturity of short-term investments	447,359	454,918
Other investing activities	(935)	(6,664)
Net cash provided by (used in) investing activities	313,083	(17,639)

Financing activities
Proceeds from long-term borrowings	600,000	-
Issuance costs	(15,621)	-
Repurchase of convertible debentures	(584,991)	-
Net proceeds (payments) on revolving credit lines	(54,000)	(10,000)
Net changes in short-term borrowings	119	7
Dividends paid to common stockholders	(20,148)	(16,761)
Dividends paid to Class B common stockholders	(1,845)	(1,516)
Proceeds from stock options exercised	-	1,260
Distributions to noncontrolling interests	(525)	(740)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,297)	(1,971)
Other financing activities	-	(1,255)
Net cash used in financing activities	(79,308)	(30,976)
Effect of exchange rate changes on cash and cash equivalents	(12,921)	9,600

Net increase in cash and cash equivalents	259,024	89,251

Cash and cash equivalents at beginning of period	748,032	471,781
Cash and cash equivalents at end of period	$1,007,056	$561,032

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017

GAAP net earnings attributable to Vishay stockholders	$103,097	$62,366	$56,190	$165,463	$92,909

Reconciling items affecting operating income:
Restructuring and severance costs	$-	$-	$481	$-	$1,950

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$17,309	$-	$-	$17,309	$-
Loss on disposal of equity affiliate	-	-	-	-	7,060

Reconciling items affecting tax expense (benefit):
Enactment of TCJA	$12,000	$-	$-	$12,000	$-
Effects of cash repatriation program	(9,006)	1,316	(1,240)	(7,690)	(2,208)
Change in deferred taxes due to early extinguishment of debt	(33,963)	-	-	(33,963)	-
Tax effects of pre-tax items above	(3,784)	-	(156)	(3,784)	(597)

Adjusted net earnings	$85,653	$63,682	$55,275	$149,335	$99,114

Adjusted weighted average diluted shares outstanding	157,657	159,502	155,300	158,580	155,088

Adjusted earnings per diluted share	$0.54	$0.40	$0.36	$0.94	$0.64

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net cash provided by (used in) operating activities	$(8,689)	$46,859	$84,592	$38,170	$128,266
Proceeds from sale of property and equipment	8,194	184	345	8,378	1,288
Less: Capital expenditures	(48,373)	(28,273)	(32,399)	(76,646)	(49,067)
Free cash	$(48,868)	$18,770	$52,538	$(30,098)	$80,487

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017

GAAP net earnings attributable to Vishay stockholders	$103,097	$62,366	$56,190	$165,463	$92,909
Net earnings attributable to noncontrolling interests	165	179	219	344	449
Net earnings	$103,262	$62,545	$56,409	$165,807	$93,358

Interest expense	$8,372	$7,677	$7,076	$16,049	$13,866
Interest income	(2,762)	(2,036)	(1,534)	(4,798)	(2,797)
Income taxes	(5,703)	29,474	19,300	23,771	32,793
Depreciation and amortization	40,616	40,558	40,168	81,174	80,380
EBITDA	$143,785	$138,218	$121,419	$282,003	$217,600

Reconciling items
Restructuring and severance costs	$-	$-	$481	$-	$1,950
Loss on early extinguishment of debt	17,309	-	-	17,309	-
Loss on disposal of equity affiliate	-	-	-	-	7,060

Adjusted EBITDA	$161,094	$138,218	$121,900	$299,312	$226,610

Adjusted EBITDA margin**	21.2%	19.3%	19.0%	20.3%	18.2%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300